                                EXHIBIT (4)(b)

                FORM OF THE CONTRACT FOR THE ONE INCOME ANNUITY

                          PFL Life Insurance Company
                                A Stock Company
                     (Hereafter, We, Our, Us, the Company)

   Administrative Office: 4333 Edgewood Road N. E., Cedar Rapids, Iowa 52499
                          Telephone: [(800) 544-3152]


Our Annuity Agreement

We will pay, subject to the conditions and limitations of this Contract, the Annuity Payments to the Payee, if living on the First Payment Date. We will make these payments in accordance with the Payment Option described in Section 1, Contract Specifications.

Our Company and You, the Owner, are bound by the conditions and provisions of this Contract. We issue this Contract in consideration of the Single Premium paid.

Right to Cancel Your Contract

After You receive this Contract, You have 10 days to examine it. Within that period, You can return the Contract to the Company or its agent for any reason. If You return the Contract, it will be canceled and We will consider the Contract void from the beginning. We will refund Your premium plus or minus the investment performance of the Subaccounts on the date of cancellation less any Annuity Payments made.

Benefits based on the performance of the Separate Account are variable. Values may increase or decrease and are not guaranteed as to dollar amount.

Signed for the Company at Our Home Office, Cedar Rapids, Iowa.


     /s/ Craig D. Vermie                           /s/ Larry N. Norman
          Secretary                                       President



        This Contract is a legal Contract between You and the Company.

                          READ YOUR CONTRACT CAREFULLY



                              FIXED AND VARIABLE
                    SINGLE PREMIUM IMMEDIATE INCOME ANNUITY
                               NONPARTICIPATING

AV1200 1 0100

                               CONTRACT CONTENTS

PAGE                SECTION                     DESCRIPTION
------              -------                     -----------
  3                    1                        CONTRACT SPECIFICATIONS

  4                    2                        DEFINITIONS

  6                    3                        PAYMENT OF PREMIUM

  6                    4                        ANNUITY PAYMENTS

  9                    5                        TRANSFERS

  9                    6                        SEPARATE ACCOUNT

  11                   7                        GENERAL PROVISIONS

  13                   8                        DEATH PROCEEDS


SECTION 1---CONTRACT SPECIFICATIONS

Contract Number:  [10001]

Contract Issue Date: [12/01/1999]

Parties to the Contract:
   Owner(s): [John Doe]
   Payee(s): [John Doe]
   Primary Annuitant:  [John Doe]
   Primary Annuitant [Issue Age or Date of Birth] and Sex: [35 or 1/1/1965], [Male or Female]
   Secondary Annuitant: [N/A]
   Secondary Annuitant Issue Age and Sex: [N/A]
   Beneficiary(ies): [Jane Doe]

Single Premium:
   Single Premium Amount:  [$40,000.00]
   Initial Allocation to: Fixed Annuity Payments:  [10%] Variable Annuity
   Payments:  [90%]

Annuity Payments:
   First Payment Date:  [01/01/2000]
   Frequency of Payments:  [Monthly]
   Fixed Payment Amount on First Payment Date: [$19.00]
   Estimated First Variable Payment Amount: [$142.05]
   Assumed Investment Return for Variable Payment: [3.5% Annually]

The Single Premium allocated to variable Annuity Payments will be invested as shown below:

[Diversified Equity Portfolio   40%     Diversified Mid Cap Portfolio  50%
 Equity Index Portfolio           %     Government Bond Portfolio        %
 Large Cap Growth Portfolio       %     Bond Portfolio                   %
 Mid Cap Growth Portfolio         %     Balanced Portfolio               %]
 Mid Cap Value Portfolio          %


Charges Applicable to Variable Payments:
   Separate Account Charge:               [1.50%]
   [Surrender Charge]                     [[4%, 3%, 2%, 1%] of premium for the first 4 years]
                                          [[7,7,6,6,5,4,3,2,1%] of premium for the first 9 years.]
                                   Or
   [Initial Payment Guarantee Rider Fee]  [1.50%]
   [Step-up Payment Guarantee Rider Fee]  [3.00%]

Payment Option:

   [CERTAIN ONLY PAYMENT OPTION:

   We will make payments for [NN Years] Certain Only beginning on the First Payment Date. With Stabilized Payments, Your last payment will equal the current Supportable Payment. The final payment will be made on [Mmmmmm, Dd, Yyyy] (that is the last guaranteed payment date).

   [CERTAIN ONLY PAYMENT OPTION (Continued):

If the Annuitant dies prior to the last guaranteed payment date, We will continue payments as they become due, or pay the present value of the remaining guaranteed payments in a lump sum to the Beneficiary when We receive written notice and due proof of the Annuitant's death. The present value of the variable Annuity Payments is calculated as of the date we receive written notice and due proof of death. The present value is calculated using the Assumed Investment Return and the current Supportable Payment. The present value of the fixed Annuity Payments is calculated using Company determined interest rates in effect on the date we receive written notice and due proof of the Annuitant's death.

No additional Payments will be made after all guaranteed payments have been made.

Surrender of Benefits
You may surrender Your fixed or variable Annuity Payments prior to the last guaranteed payment date. The minimum surrender amount is $2,500.00.

For fixed Annuity Payments, the surrender value is equal to 98% of the present value of remaining payments. The present value of the fixed Annuity Payments is calculated using Company determined interest rates in effect at the time We receive Your request. For variable Annuity Payments, the surrender value is equal to the present value of future payments less a surrender charge. The present value is calculated using the AIR and the current Supportable Payment. The surrender charge is included on the Contract Specifications page.

If the full surrender value is paid, no further payments will be due under the Contract. Partial surrenders will reduce future payments.

   You should consult Your tax advisor prior to making withdrawals.]

                                      3A

SECTION 2---DEFINITIONS

This section contains the standard meaning of terms used in Your Contract.

Allocation Date
The date on which a transfer is made from one Subaccount to another.

Annuitant
The person upon whose life the Annuity Payments are based. For joint options, Annuity Payments are based upon the lives of both the Primary and Secondary Annuitant.

Annuity Payments
Payments made by Us pursuant to the Payment Option chosen. We may require evidence that any Annuitant and/or Payee are alive on the due date of each Annuity Payment. Annuity Payments may be either variable or a combination of fixed and variable. We guarantee fixed Annuity Payments to be a specific amount. Variable Annuity Payments fluctuate in amount based on the investment performance of the Subaccount relative to the Assumed Investment Return. Payments are determined no greater than seven business days before the date of Your Annuity Payment. Your fixed and variable Annuity Payment options are explained in Section 1, Contract Specifications.

Annuity Payment Frequency
The payment frequency is either monthly, quarterly, semiannual or annual.

Assumed Investment Return (AIR)
The annual effective rate shown in Section 1, Contract Specifications, that is used in the calculation of variable Annuity Payments. If the performance (minus all expenses) of the Subaccount(s) matches the AIR, the variable Annuity Payments will remain constant. If the performance exceeds the AIR, the variable Annuity Payments will increase. If the performance falls below the AIR, the variable Annuity Payments will decrease.

Beneficiary
The person(s) to whom We will pay a death benefit or other guaranteed payments, if any, when the Annuitant (or last Annuitant for joint options) dies.

Contract Issue Date
The date, as shown on the Contract Specifications Page, on which the Single Premium is allocated to the Subaccounts and the Contract becomes effective.

Contract Year
The 12-month period following the Contract Issue Date shown in Section 1, Contract Specifications. The first Contract Year starts on the Contract Issue Date. Each subsequent Contract Year starts on the anniversary of the Contract Issue Date.

Issue Age
The Annuitant's age at the nearest birthday on the Contract Issue Date.

Owner
"You", "Your", and "Yours". The person or entity, as named in Section 1, Contract Specifications, who may, while any Annuitant is living, exercise all rights granted by this Contract.

Payee
The person or entity to whom We will pay the Annuity Payments.

Right to Cancel Period
The period during which this Contract can be canceled by the Owner.

Separate Account Charge
An expense that is deducted from each subaccount for Our assumption of mortality and expense risk, and for Our administration and distribution expenses. (This charge is commonly referred to as M&E, or mortality and expense charge.)

Stabilized Payment
The variable Annuity Payment You receive from Us. Stabilized Payments are determined annually at your Contract anniversary and are paid according to the Annuity Payment Frequency You selected. You can choose not to stabilize Your variable Annuity Payment in which case each payment will fluctuate based on the performance of the selected Subaccounts.

Subaccounts
The portfolios of the Separate Account, as described in Section 6, Separate Account. Section 1, Contract Specifications, lists the allocation to the Subaccounts You selected.

Supportable Payment
The Supportable Payment is the sum of each selected subaccount's Variable Annuity Unit value times the number of Variable Annuity Units. The Variable Annuity Units are adjusted to reflect the year-to-date difference between the Stabilized Payment and the payment had they not been stabilized. Supportable Payments are used to determine surrender values, death benefits and transfers.

Valuation Day
Each day the New York Stock Exchange is open for trading and any other day when the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

Valuation Period
The period of time beginning at the close of business each Valuation Day and ending at the close of business on the next Valuation Day.

Variable Annuity Unit
Variable Annuity Payments are expressed in terms of Variable Annuity Units, the value of which fluctuates in relation to the selected Subaccounts. The value of Variable Annuity Units is determined at the end of each Valuation Day.

Written Request
A request in a form suitable to Us, signed by You and delivered to Us.

SECTION 3---PAYMENT OF PREMIUM

Single Premium

You purchase this Contract with a Single Premium. You may not make additional premium payments.

The Single Premium will be reduced by any applicable Premium Taxes required by federal, state or local authorities.

Allocation of Your Single Premium

The amount of the Single Premium You allocated to fixed and/or variable Annuity Payments is shown in Section 1, Contract Specifications. The initial allocation of Your premium for variable Annuity Payments to the Subaccounts is also shown in Section 1, Contract Specifications.


SECTION 4---ANNUITY PAYMENTS

General Payment Provisions

Annuity Payments may be variable or a combination of fixed and variable. Your elections are shown in Section 1, Contract Specifications. Your Annuity Payments will be made according to the provisions detailed in Section 1, Contract Specifications.

Your First Payment Date is shown in Section 1, Contract Specifications.

If at any time the amount of a payment to a Payee is less than $100 (Our minimum payment), We may change the Annuity Payment Frequency so that the payment is at least equal to the minimum.

Determination of the Variable Annuity Payments

If at Contract Issue, You chose to receive Stabilized Payments, then Your initial Stabilized Payment is set equal to the Estimated First Variable Payment Amount. Stabilized Payments do not vary within a Contract Year. On each subsequent Contract anniversary, the Stabilized Payment is set equal to the current Supportable Payment.

If at Contract Issue, You did not choose Stabilized Payments, then Your Variable Annuity Payments will fluctuate with each payment.

Variable Annuity Units

The portion of the Single Premium allocated to variable Annuity Payments will initially purchase Variable Annuity Units in the Subaccount(s) which You elect. We determine the number of Variable Annuity Units based upon:

  a. the Single Premium reduced by any applicable Premium Taxes;

  b. the age and sex of the Annuitant and Secondary Annuitant, if any;

  c. the Payment Option You chose;

  d. the Annuity Payment Frequency You chose;

  e. the First Payment Date You chose;

  f. the Assumed Investment Return You chose; and

  g. the Variable Annuity Unit value of the Subaccount(s) on the date that We receive the entire single premium.

On the date that We receive the entire single premium, the initial number of Variable Annuity Units in each selected Subaccount is determined by dividing the Estimated First Payment Amount by the Variable Annuity Unit value of that Subaccount. The value of the Variable Annuity Unit in Your chosen Subaccounts will increase or decrease reflecting the investment experience of those Subaccounts.

Variable Annuity Unit Adjustment

The number of Variable Annuity Units allocated to each Subaccount will change if You request:

 1.  A transfer from one Subaccount to another;
 2.  A transfer from variable Annuity Payments to fixed Annuity Payments;
 3.  A partial or full surrender that may be available under Your Payment
     Option.

Additionally,

- If You chose a joint life payment option, We will reduce the number of Variable Annuity Units if payments are to be reduced upon the death of either joint Annuitant.

- With Stabilized Payments, Your number of Variable Annuity Units will be adjusted on your contract anniversary.

For surrenders and transfers, the number of Variable Annuity Units surrendered or transferred from the Subaccounts will be determined by dividing the amount withdrawn or transferred by the Variable Annuity Unit value for that Subaccount on the applicable withdrawal or Allocation Date.

The Variable Annuity Unit value in a particular Subaccount on any Valuation Day is equal to (a) multiplied by (b) multiplied by (c), where:

(a) is the Variable Annuity Unit value for that Subaccount on the immediately preceding Valuation Day;

(b) is the net investment factor for that Subaccount for the Valuation Period;
    and

(c) is the daily factor for the Valuation Period.

The daily factor for the Valuation Period is a discount factor that reflects the Assumed Investment Return.

The net investment factor used to calculate the Variable Annuity Unit value in each Subaccount for the Valuation Period is determined by dividing (a) by (b) and subtracting (c) from the result, where:

(a)  is the net result of:

     (1) the net asset value of a fund share held in that Subaccount determined as of the end of the current Valuation Period, plus

     (2) the per share amount of any dividend or capital gain distributions made by the fund for shares held in that Subaccount if the ex-dividend date occurs during the Valuation Period; plus or minus

     (3) a per share credit or charge for any taxes reserved for, which We determine to have resulted from the investment operation of the Subaccount.

(b) is the net asset value of a fund share held in that Subaccount as determined at the end of the immediately preceding Valuation Period.

(c) is an amount representing the Separate Account Charge. The percentages are shown in Section 1, Contract Specifications.

SECTION 5---TRANSFERS

Transfers Among Subaccounts

You may transfer the value of the Variable Annuity Units from one Subaccount to another. If You want to transfer the value of the Variable Annuity Units, You must tell Us in a Written Request or by an electronic notice that gives Us the information that We need.

You may currently transfer among Subaccounts as often as You wish without charge. We have the right to charge an administrative fee of $15 for each transfer after the first six transfers made in any Contract Year. All transfers made simultaneously will be treated as a single request.

Transfers from Variable Annuity Payments to Fixed Annuity Payments

You may transfer all or a part of the value of variable Annuity Payments to fixed Annuity Payments.

If You have chosen the Life with Emergency Cash payment option and You transfer variable Annuity Payments to fixed Annuity Payments, the fixed Annuity Payment option must be life contingent. For all other variable Annuity Payment options Your fixed Annuity Payment option will be a continuation of the payment option under which the variable Annuity Payments were being made. For example, if You were receiving variable Annuity Payments for two years under a 10-Year Period Certain and Life Option and elect to transfer to a fixed Annuity Payment, Your fixed Annuity Payment would be an 8-Year Period Certain and Life Option.

The amount of the fixed Annuity Payment will be based on Our fixed annuity rates at the time of the transfer.

You may not transfer from fixed Annuity Payments to variable Annuity Payments.



SECTION 6---SEPARATE ACCOUNT

The Separate Account

We have established, and will maintain, a Separate Account under the laws of the state of Iowa. Any realized or unrealized income, net gains or losses from the assets of the Separate Account are credited to or charged against it without regard to Our other income, gains or losses. Assets are put in the Separate Account for this Contract, as well as for other variable annuity policies and life insurance. The Separate Account may invest assets in shares of one or more mutual funds. Fund shares are purchased, redeemed and valued on behalf of the Separate Account.

The Separate Account is divided into Subaccounts. Each Subaccount invests exclusively in shares of one of the portfolios of an underlying fund. We reserve the right to add or remove any Subaccount of the Separate Account.

The assets of the Separate Account are Our property. These Assets will equal or exceed the reserves and other Contract liabilities of the Separate Account. These assets will not be chargeable with liabilities arising out of any other business We conduct. We reserve the right to transfer assets of a Subaccount, in excess of the reserves and other Contract liabilities with respect to that Subaccount, to another Subaccount or to Our General Account.

     We will determine the fair market value of the assets of the Separate Account in accordance with a method of valuation, which We establish in good faith. Valuation Period means the period of time from one determination of the value of each Subaccount to the next. Such determinations are made when the value of the assets and liabilities of each Subaccount is calculated. This is generally each day on which the New York Stock Exchange is open.

     We also reserve the right to transfer assets of the Separate Account, which We determine to be associated with the class of policies to which this Contract belongs, to another Separate Account. If this type of transfer is made, the term "Separate Account," as used in this Contract, shall then mean the Separate Account to which the assets were transferred.

     We also reserve the right, when permitted by law, to:

     (a)  deregister the Separate Account under the Investment Company Act of
          1940;

     (b) manage the Separate Account under the direction of a committee at any time;

     (c) restrict or eliminate any voting rights of Contract Owners or other persons who have voting rights as to the Separate Account; and

     (d)  combine the Separate Account with one or more other Separate Accounts;

     (e)  create new Separate Accounts;

     (f) add new Subaccounts to, or remove existing Subaccounts from, the Separate Account, or combine Subaccounts;

     (g) add new underlying mutual funds, remove existing mutual funds, or substitute a new fund for an existing fund.

     Change in Investment Objective or Policy of the Separate Account

     If required by law or regulation, an investment policy of the Separate Account will only be changed if approved by the appropriate insurance official of the state of Iowa or deemed approved in accordance with such law or regulation. If so required, the process for obtaining such approval is filed with the insurance official of the state or district in which this Contract is delivered.

     SECTION 7---GENERAL PROVISIONS

     Entire Contract

     The entire Contract is made up of this Contract, and any riders, endorsements, and application. No change in or waiver of any provision of this Contract is valid unless the change or waiver is signed by the President or Secretary of the Company.

     Assignment

     Only You may make an assignment of this contract. You must notify Us by Written Request to assign this Contract. No change will apply to any action taken by Us before the Written Request was received by Us. We are not responsible for the validity or the effect of an assignment. You should consult Your tax advisor prior to making an assignment.

     Beneficiary

     The Beneficiary is named in Section 1, Contract Specifications, or if applicable, in a subsequent endorsement. More than one Beneficiary may be named. The rights of any Beneficiary will be subject to all the provisions of this Contract.

     If any primary or contingent Beneficiary dies before the Annuitant, that Beneficiary's interest in this Contract ends with that Beneficiary's death. Only those Beneficiaries living at the time of the Annuitant's death will be eligible to receive their share of the death benefits. Payment will be made to the named contingent Beneficiary(ies) only if all primary Beneficiaries have died before the death benefits become payable. In the event no contingent Beneficiaries have been named and all primary Beneficiaries have died when the death benefits become payable, the Owner(s) or Estate of the Owner(s) will become the Beneficiary(ies) unless elected otherwise. If both primary and contingent Beneficiaries have been named, payment will be made to the named primary Beneficiaries living at the time the death benefits become payable. If there is more than one Beneficiary and You failed to specify their interest, they will share equally. If any primary Beneficiary is alive at the time the death benefits become payable, but dies before receiving their payment, their share will be paid to their estate.

     Change of Beneficiary

     You may change the Beneficiary while the Annuitant is living, unless an irrevocable one has been named. Change is made by Written Notice. The change takes effect on the date the Written Request was signed, and the Written Request must have been postmarked on or before the date of the Annuitant's death. Annuity Payment(s) made before the Written Request was received will not be reissued. We may require return of this Contract for endorsement before making a change.

     Incontestability

     This Contract is incontestable from the Contract Issue Date.

     Misstatement of Age or Sex

     If the age or sex of any Annuitant has been misstated, the Annuity Payments will be those which the Single Premium paid would have purchased for the correct age and sex. Any underpayment made by Us will be paid with the next Annuity Payment. Any overpayment made by Us will be deducted from future Annuity Payments. Any underpayment or overpayment will include interest at 5% per year, from the date of the incorrect payment to the date of the adjustment.

     Modification of Contract

     No change in this Contract is valid unless made in writing by Us and approved by one of Our officers. No agent has authority to change or waive any provision of Your Contract.

     Nonparticipating

     Your Contract is nonparticipating. This means We do not pay dividends on it. Your Contract will not share in Our profits or surplus earnings.

     Owner

     You, the Owner, are named in Section 1, Contract Specifications. You may, while any Annuitant is living, exercise all rights granted by this Contract. These rights are subject to the rights of any assignee or living irrevocable Beneficiary. "Irrevocable" means that You have given up Your right to change the Beneficiary named.

     If You die, the rights of Ownership will vest in the executors, administrators or assigns of the Owner.

     Unless We have been notified of a community or marital property interest in this Contract, We will rely on Our good faith belief that no such interest exists and will assume no responsibility for inquiry.

     Annuity Payments are generally taxable to the Owner.

     Proof of Death

     Any Beneficiary claiming an interest in the Contract must provide the Company in writing with due proof of death of the Payee/Annuitant and/or Secondary Annuitant (if any). If payments have been paid prior to receiving due proof of death, We will deduct the payment(s) from the calculated death benefit.

     Proof of Survival

     If Annuity Payments under this Contract depend on a person being alive on a given date, proof of survival may be required by the Company prior to making the payments.

     Protection Of Proceeds

     Unless You so direct by filing Written Request with Us, no Beneficiary may assign payments under this Contract before the same are due. To the extent permitted by law, no payments under this Contract will be subject to the claims of creditors of any Beneficiary.

     Reserves

     The reserves held by Us for this Contract shall not be less than the minimum required by the laws and regulations of the state in which this Contract is delivered.

     Reports To Owner

     You will receive a confirmation statement each time You transfer Annuity Units among the Subaccounts, make transfers from variable Annuity Payments to fixed Annuity Payments, or take a partial or full surrender (if available under Your payment option).

     We will also send you reports containing financial statements for the Funds, and a list of portfolio securities of the Funds, as required by the Investment Company Act of 1940.

     Successor Owner

     The person named by the Owner to whom ownership of this Contract passes upon the Owner's death, unless the Owner was also the Annuitant, in which case the Annuitant's Beneficiary is entitled to benefits described in
     Section 8, Death Proceeds.

     Tax Qualification

     This Contract is intended to qualify as an annuity Contract for federal income tax purposes. The provisions of this Contract are to be interpreted to maintain such qualification, notwithstanding any other provisions to the contrary. To maintain such tax qualification, We reserve the right to amend this Contract to reflect any clarifications that may be needed or are appropriate to maintain such tax qualification or to conform this Contract to any applicable changes in the tax qualification requirements. We will send a copy to You in the event of any such amendment. If You refuse such an amendment, it must be by giving Us Written Request, and Your refusal may result in adverse tax consequences.

     SECTION 8---DEATH PROCEEDS

     If an Owner, who is also an Annuitant, dies before the First Payment Date, the amount of the death proceeds is the premium plus or minus the investment performance of the Subaccounts. If an Owner, who is not an Annuitant, dies before the First Payment Date, the Successor Owner may direct the Owner's interest in the Contract to be distributed as follows:

          (i) one cash lump sum to be distributed within five years of the deceased owner's death;

          (ii) annuitize the death proceeds over the lifetime of the Successor Owner; or

          (iii) annuitize the death proceeds over a period that does not exceed the life expectancy of the Successor Owner as defined by the Code.

     Subparagraphs (ii) and (iii) apply only to individuals, and such payments must start within one year of the date of the Owner's death.

     If the owner, who may or may not also be an Annuitant, dies, on or after the First Payment Date, the remaining portion of the Annuity Payments due under the Contract, if any, will be distributed in the same manner and frequency (at least as rapidly) as under the method of distribution used before the Owner's death.

     If the Owner's surviving spouse, if any, is the Successor Owner, then on the Owner's death he or she may elect to become the Owner under the Contract and to continue the Contract as his or her own. If no such election is made, the rules outlined in the foregoing paragraphs of this section will apply.

     If the Owner, who is also the Annuitant, dies and no Beneficiary is named or the Beneficiary has predeceased the Owner/Annuitant, the Owner's estate shall be deemed the Beneficiary.

     If at any time the Annuitant, or last Annuitant for a joint contract, dies, the Beneficiary will receive the remaining portion of the Annuity Payments due under the contract, if any. Payments will be made in the same manner and frequency (at least as rapidly) as under the method of distribution used before the Annuitant's death.

     If a non-natural person is named as an Owner, then the primary Annuitant shall be treated as an Owner solely for the purposes of this Section 8. The entire interest in the Contract must be distributed upon the Annuitant's death, if the Annuitant dies prior to the First Payment Date.

     In all events, notwithstanding anything to the contrary in this Contract, distributions on the death of an Owner shall conform to the requirements of
     Section 72(s) of the Code.

                          PFL Life Insurance Company
   Administrative Office: 4333 Edgewood Road N. E., Cedar Rapids, Iowa 52499


                              FIXED AND VARIABLE
                    SINGLE PREMIUM IMMEDIATE INCOME ANNUITY
                               NONPARTICIPATING

                          PFL Life Insurance Company
   Administrative Office: 4333 Edgewood Road N. E., Cedar Rapids, Iowa 52499

                        Initial Payment Guarantee Rider


     Guaranteed Minimum Payment              [$500.00]

     Initial Payment Guarantee Rider Fee     [1.25%]

     Investment Limitations                  [None]

     You have selected the Initial Payment Guarantee Option. This Rider, which is issued as part of Your Contract, explains the guarantees, terms and conditions under the Option. The Initial Payment Guarantee Rider applies only to stabilized variable Annuity Payments.

     Definitions

     Guaranteed Minimum Payment - the minimum payment We guarantee. Your Stabilized Payments will never be less than this amount, shown at the top of this page.

     Initial Payment Guarantee Option and First-Year Stabilized Payment

     With the Initial Payment Guarantee Option, Your Stabilized Payments will never be less than the Guaranteed Minimum Payment. For the first year, Your Stabilized Payment is equal to the Estimated First Variable Annuity Payment.

     How Subsequent Stabilized Payments are Determined

     On each Contract anniversary, We will determine a new Stabilized Payment. The new Stabilized Payment will equal the greater of the Guaranteed Minimum Payment or the Supportable Payment.

          IF the Supportable Payment is greater than the Guaranteed Minimum Payment,
          THEN the Supportable Payment becomes Your new Stabilized Payment for the following year; or

          IF the Supportable Payment is less than or equal to the Guaranteed Minimum Payment,
          THEN the Guaranteed Minimum Payment becomes Your new Stabilized Payment for the following year.

     Other Terms and Conditions

     We reserve the right to limit allocations to certain subaccounts. Limitations, if any, are described in the Investment Limitations section at the top of the first page of this Rider.

     Form No. VIAR IP 0100

     Rider Fee

     The annual fee for this Option is shown at the top of the first page of this Rider. We will deduct the fee in addition to and in the same manner as We deduct the Separate Account Charge.

     Surrender Values and Death Benefits

     With the Initial Payment Guarantee Option, the surrender values and death benefits available with the Certain Only or Life with Emergency Cash payment options are determined using the current Supportable Payment, not the Stabilized Payment.

     Reductions to the Guaranteed Minimum Payment and Stabilized Payment

     If You transfer from variable Annuity Payments to fixed Annuity Payments, the amount of the Guaranteed Minimum Payment and the Stabilized Payment will be reduced pro rata. For example, if You transfer 25% of Your variable Annuity Payment to fixed Annuity Payments the Guaranteed Minimum Payment and the Stabilized Payment will also be reduced by 25%. The reductions will be reflected in the first payment following the transfer.

     If You select a Joint and Survivor payment option with reduced payments to the survivor and one of the annuitants dies, the Guaranteed Minimum Payment and the Stabilized Payment will be reduced pro-rata. For example, if You selected the Joint and 75% Survivor payment option and one of the annuitants dies, the Guaranteed Minimum Benefit and the Stabilized Payment will be reduced to 75%. The reductions will be reflected in the first payment following the annuitant's death.

     Payment Notice

     On each Contract anniversary, We will send You a notice informing You of the Stabilized Payment for the following year.

     Signed for the Company at Our Home Office, Cedar Rapids, Iowa.


     /s/ Craig D. Vermie                     /s/ William L. Busler

     Secretary                               President

                          PFL Life Insurance Company
  Administrative Office:  4333 Edgewood Road N. E., Cedar Rapids, Iowa 52499

                       Step -Up Payment Guarantee Rider


Initial Stabilized Payment              [$500.00]

Step-Up Payment Guarantee Rider Fee     [2.50%]

Immediate Payment Increase Allocation   [60%]

Investment Limitations                  [None]

You have selected the Step-Up Payment Guarantee Option. This Rider, which is issued as part of Your Contract, explains the guarantees, terms and conditions under the Option. The Step-Up Payment Guarantee Rider applies only to stabilized variable Annuity Payments.

Step-Up Payment Guarantee Option and First-Year Stabilized Payment


With the Step-Up Payment Guarantee Option, Your payments will never decrease. In other words, Your Stabilized Payment may increase or stay the same from year to year, but it is guaranteed to never decrease. The amount of the Stabilized Payment for the first year is shown at the top of this page.

How Subsequent Stabilized Payments are Determined

On each Contract anniversary, We will determine a new Stabilized Payment. The new stabilized payment will equal the greater of (((a-b)*c)+b) or b,
Where:  (a) is the current Supportable Payment;
        (b) is the current Stabilized Payment; and
        (c) is the immediate payment increase allocation (which determines how much of the gain in the variable annuity unit values is applied to the new Stabilized Payment and how much is used to purchase additional variable annuity units).

Other Terms and Conditions

We reserve the right to limit allocations to certain subaccounts. Limitations, if any, are described in the Investment Limitations section at the top of the first page of this Rider.

Rider Fee

The annual fee for this Option is shown at the top of the first page of this Rider. We will deduct the fee in addition to and in the same manner as We deduct the Separate Account Charge.

Form No. VIAR SUP 0100

Surrender Values and Death Benefits

With the Step-Up Payment Guarantee Option, the surrender values and death benefits available with the Certain Only or Life with Emergency Cash payment options are determined using the current Supportable Payment, not the Stabilized Payment.

Reductions to the Stabilized Payment

If You transfer from variable Annuity Payments to fixed Annuity Payments, the amount of the Stabilized Payment will be reduced pro rata. For example, if You transfer 25% of Your variable Annuity Payment to fixed Annuity Payments the Stabilized Payment will also be reduced by 25%. The reductions will be reflected in the first payment following the transfer.

If You select a Joint and Survivor payment option with reduced payments to the survivor and one of the annuitants dies, the Stabilized Payment will be reduced pro rata. For example, if You selected the Joint and 75% Survivor payment option and one of the annuitants dies, the Stabilized Payment will be reduced to 75%. The reductions will be reflected in the first payment following the annuitant's death.

Payment Notice

On each Contract anniversary, We will send You a notice informing You of the Stabilized Payment for the following year.

Signed for the Company at Our Home Office, Cedar Rapids, Iowa.


/s/ Craig D. Vermie                          William L. Busler

Secretary                                    President

                          PFL LIFE INSURANCE COMPANY

                        LIFE WITH EMERGENCY CASH RIDER

This rider is issued as part of Your non-qualified Contract. It explains the Life with Emergency Cash payment option You selected. With the Life with Emergency Cash option, payments are made for the Annuitant's lifetime. You also have the right to surrender the Contract for the Emergency Cash Benefit, and there is a death benefit up to certain ages. This payment option is available only with variable Annuity Payments.

DEFINITIONS

Emergency Cash Benefit

The Emergency Cash Benefit is the amount You will receive if You elect to surrender Your Contract after the Right to Cancel Period. The Emergency Cash Benefit is available through age 100 of the Annuitant, or age 100 of the youngest Annuitant if joint. The Emergency Cash Benefit is determined at any time by multiplying the current Supportable Payment by the Surrender Factor provided on the attached Emergency Cash Benefit Schedule, less any applicable surrender charges.

Death Benefit

A death benefit will be paid upon the death of the Annuitant or last surviving Annuitant, if joint. The death benefit will be paid if the Annuitant, or last surviving Annuitant, if joint, dies before age 101. The amount of the death benefit is determined the same way as the Emergency Cash Benefit, by multiplying the current Supportable Payment by the applicable Surrender Factor, however there is no surrender charge. The Surrender Factor should be the one immediately preceding the last annuitant's death. No additional payments will be made after payment of the death benefit.

Surrender Factor

The Surrender Factor is used to determine the amount that is available to surrender and is included on the Emergency Cash Benefit Schedule. As each variable Annuity Payment is made, the Surrender Factor is reduced by one. There are certain ages of the youngest Annuitant where We guarantee a minimum factor shown in the table below.

Age                                  Minimum Factor Guarantee
---                                  ------------------------
[Current to age 80                   [48]

Age 80 to age 85                     [36]

Age 85 to age 90                     [24]

Age 90 to age 101                    [12]

Age 101                              [0]]


Emergency Cash Benefit Schedule

This schedule includes the Surrender Factor used to calculate Your actual Emergency Cash Benefit.

RECN 1 0100

PROVISIONS

Surrenders

You may withdraw or surrender all or part of the Emergency Cash Benefit.
Partial surrenders must be at least $2,500. If You withdraw all of the Emergency Cash Benefit, Your contract will be terminated, no further payments will be made and there will be no remaining death benefit. If You withdraw only a portion of Your Emergency Cash Benefit, Your Variable Annuity Units will be reduced by the same percentage. This in turn reduces the amount of future variable Annuity Payments. Partial withdrawals also reduce the amount available for future withdrawals and the death benefit. For example, if You withdraw 25% of Your Emergency Cash Benefit, all future payments will be reduced by 25%. Partial withdrawals will be made from the Subaccounts on a pro-rata basis.

Surrender Charge


The following surrender charges are applicable to surrenders in the first 4 years:

Surrenders in              Charge
-------------              ------

Year 1                     [4%] of premium

Year 2                     [3%] of premium

Year 3                     [2%] of premium

Year 4                     [1%] of premium

Year 5 and thereafter      [No surrender charge]

You should consult Your tax advisor prior to making any withdrawals.

                        Emergency Cash Benefit Schedule

Owner: John Jones                       Date of Illustration: July 15,1997
Annuitants: John Jones, date of birth June 21, 1933
            Mary Jones, date of birth July 21, 1930
Premium Allocated to Life with Emergency Cash: $100,000
First Payment Date: January 1, 1998
Annuity Payment Frequency: Monthly


                     Surrender                                 Surrender
Date of Payment        Factor        Date of Payment             Factor
---------------        ------        ---------------             ------
January  1998           148              July 2011                  48
February 1998           147              July 2012                  48
March 1998              146              July 2013                  48
April 1998              145              July 2014                  36
May 1998                144              July 2015                  36
June 1998               143              July 2016                  36
July 1998               142              July 2017                  36
August 1998             141              July 2018                  36
September 1998          140              July 2019                  24
October 1998            139              July 2020                  24
November 1998           138              July 2021                  24
December 1998           137              July 2022                  24
                                         July 2023                  24
July 1999               130              July 2024                  12
July 2000               118              July 2025                  12
July 2001               106              July 2026                  12
July 2002                94              July 2027                  12
July 2003                82              July 2028                  12
July 2004                70              July 2029                  12
July 2005                58              July 2030                  12
July 2006                48              July 2031                  12
July 2007                48              July 2032                  12
July 2008                48              July 2033                  12
July 2009                48              June 2034                  12
July 2010                48              July 2034                   0


Signed for the Company at Our Home Office, Cedar Rapids, Iowa.


      /s/ Craig D. Vermie           /s/ William L. Busler
      Secretary                     President

                          PFL LIFE INSURANCE COMPANY
                        LIFE WITH EMERGENCY CASH RIDER

This rider is issued as part of Your qualified Contract. It explains the Life with Emergency Cash payment option You selected. With the Life with Emergency Cash option, payments are made for the Annuitant's lifetime. You also have the right to surrender the Contract for the Emergency Cash Benefit, and there is a death benefit up to certain ages. This payment option is available only with variable Annuity Payments.

DEFINITIONS

Emergency Cash Benefit

The Emergency Cash Benefit is the amount You will receive if You elect to surrender Your Contract after the Right to Cancel Period. The Emergency Cash Benefit is available through age 100 of the Annuitant, or age 100 of the youngest Annuitant, if joint. The Emergency Cash Benefit is determined at any time by multiplying the current Supportable Payment by the Surrender Factor provided on the attached Emergency Cash Benefit Schedule, less any applicable surrender charges.

Death Benefit

A death benefit will be paid upon the death of the Annuitant or last surviving Annuitant, if joint. The death benefit will be paid if the Annuitant, or last surviving Annuitant, if joint, dies before the IRS Age Limitation Date shown on the Emergency Cash Benefit Schedule. The amount of the death benefit is determined the same way as the Emergency Cash Benefit, by multiplying the current Supportable Payment by the applicable Surrender Factor, however there is no surrender charge. The Surrender Factor should be the one immediately preceding the last Annuitant's death. No additional payments will be made after payment of the death benefit.

Surrender Factor

The Surrender Factor is used to determine the amount that is available to surrender and is included on the Emergency Cash Benefit Schedule. As each variable Annuity Payment is made, the Surrender Factor is reduced by one. There are certain ages of the youngest Annuitant where We guarantee a minimum factor shown in the table below.


Age                            Minimum Factor Guarantee
---                            ------------------------
[Current to age 80                   [48]

Age 80 to age 85                     [36]

Age 85 to age 90                     [24]

Age 90 to age 101                    [12]

Age 101                              [0]]



Emergency Cash Benefit Schedule

This schedule includes the Surrender Factor used to calculate Your actual Emergency Cash Benefit.

RECQ 1 0100

PROVISIONS

Surrenders

You may withdraw or surrender all or part of the Emergency Cash Benefit.
Partial surrenders must be at least $2,500. If You withdraw all of the Emergency Cash Benefit, Your contract will be terminated, no further payments will be made and there will be no remaining death benefit. If You withdraw only a portion of Your Emergency Cash Benefit, Your Variable Annuity Units will be reduced by the same percentage. This in turn reduces the amount of future variable Annuity Payments. Partial withdrawals also reduce the amount available for future withdrawals and the death benefit. For example, if You withdraw 25% of Your Emergency Cash Benefit, all future payments will be reduced by 25%. Partial withdrawals will be made from the Subaccounts on a pro-rata basis.

Surrender Charge

The following surrender charges are applicable to surrenders in the first 4 years:


Surrenders in          Charge
-------------          ------

Year 1                 [4%] of premium

Year 2                 [3%] of premium

Year 3                 [2%] of premium

Year 4                 [1%] of premium

Year 5 and thereafter  [No surrender charge]


You should consult Your tax advisor prior to making any withdrawals.

                        Emergency Cash Benefit Schedule

Owner: John Jones                  Date of Illustration: July 15,1997
Annuitants: John Jones, date of birth June 21, 1933
            Mary Jones, date of birth July 21, 1930
IRS Age Limitation Date:  June 1, 2020 (i)
Premium Allocated to Life with Emergency Cash:  $100,000
First Payment Date: January 1, 1998
Annuity Payment Frequency:  Monthly



                           Surrender                            Surrender
Date of Payment            Factor (ii)      Date of Payment     Factor (ii)
---------------            ------------     ---------------     -----------
January  1998                  148              July 2011           48
February 1998                  147              July 2012           48
March 1998                     146              July 2013           48
April 1998                     145              July 2014           36
May 1998                       144              July 2015           36
June 1998                      143              July 2016           36
July 1998                      142              July 2017           36
August 1998                    141              July 2018           36
September 1998                 140              July 2019           24
October 1998                   139              July 2020           24
November 1998                  138              July 2021           24
December 1998                  137              July 2022           24
                                                July 2023           24
July 1999                      130              July 2024           12
July 2000                      118              July 2025           12
July 2001                      106              July 2026           12
July 2002                       94              July 2027           12
July 2003                       82              July 2028           12
July 2004                       70              July 2029           12
July 2005                       58              July 2030           12
July 2006                       48              July 2031           12
July 2007                       48              July 2032           12
July 2008                       48              July 2033           12
July 2009                       48              June 2034           12
July 2010                       48              July 2034            0

(i) There is no death benefit payable after this date. The IRS Age Limitation Date is based on IRS Life Expectancy Tables V and VI.


Signed for the Company at Our Home Office, Cedar Rapids, Iowa.


        /s/ Craig D. Vermie             /s/ William L. Busler
          Secretary                       President

                           PFL LIFE INSURANCE COMPANY

                             FIXED ANNUITY PAYMENT
                         LIFE WITH EMERGENCY CASH RIDER

This rider is issued as part of Your non-qualified Contract. It explains the Life with Emergency Cash payment option You selected. With the Life with Emergency Cash option, payments are made for the Annuitant's lifetime. You also have the right to surrender the Contract for the Emergency Cash Benefit, and there is a death benefit up to certain ages.

DEFINITIONS

Emergency Cash Benefit

The Emergency Cash Benefit is the amount You will receive if You elect to surrender Your Contract after the Right to Cancel Period. The Emergency Cash Benefit is available through age 100 of the Annuitant, or age 100 of the younger Annuitant, if joint. The Emergency Cash Benefit is determined at any time by multiplying the current fixed Annuity Payment by the applicable Surrender Factor provided on the attached Emergency Cash Benefit Schedule, less any applicable surrender charges.

Death Benefit

A death benefit will be paid upon the death of the Annuitant or last surviving Annuitant, if joint. The death benefit will be paid if the Annuitant, or last surviving Annuitant, if joint, dies before age 101. The amount of the death benefit is determined the same way as the Emergency Cash Benefit, by multiplying the current fixed Annuity Payment by the applicable Surrender Factor, however there is no surrender charge. The Surrender Factor should be the one immediately preceding the last annuitant's death. No additional payments will be made after payment of the death benefit.

Surrender Factor

The Surrender Factor is used to determine the amount that is available to surrender and is included on the Emergency Cash Benefit Schedule. As each Annuity Payment is made, the Surrender Factor is reduced by one. There are certain ages of the youngest Annuitant where We guarantee a minimum factor shown in the table below.

Age                            Minimum Factor Guarantee
---                            ------------------------
[Current to age 80                   [48]

Age 80 to age 85                     [36]

Age 85 to age 90                     [24]

Age 90 to age 101                    [12]

Age 101                              [0]]


Emergency Cash Benefit Schedule

This schedule includes the Surrender Factor used to calculate Your actual Emergency Cash Benefit.

RECN FAP 1200

PROVISIONS

[Transfers

You may transfer all or part of your variable Annuity Payment to your fixed Annuity Payment. If a transfer to Your fixed Annuity Payment is made, we will adjust your Surrender Factor and issue a new Life with Emergency Cash Rider to you.]

Surrenders

You may withdraw or surrender all or part of the Emergency Cash Benefit. Partial surrenders must be at least $2,500. If You withdraw only a portion of Your Emergency Cash Benefit, Your fixed Annuity Payment will be reduced by the same percentage. For example, if You withdraw 25% of Your Emergency Cash Benefit, all future payments will be reduced by 25%. Partial withdrawals also reduce the amount available for future withdrawals and the death benefit.

Surrender Charge

The following surrender charges are applicable to surrenders in the first 4 years:

Surrenders in             Charge
-------------             ------

Year 1                    [4%] of premium

Year 2                    [3%] of premium

Year 3                    [2%] of premium

Year 4                    [1%] of premium

Year 5 and thereafter     [No surrender charge]


You should consult Your tax advisor prior to making any withdrawals.

                             Fixed Annuity Payment
                        Emergency Cash Benefit Schedule



Owner: [John Jones]                        Date of Illustration: [July 15,1997]

Annuitants: [John Jones, date of birth June 21, 1933]
            [Mary Jones, date of birth July 21, 1930]
Premium Allocated to Life with Emergency Cash: [$100,000]
First Payment Date: [January 1, 1998]
Annuity Payment Frequency: [Monthly]

                        Surrender                         Surrender
Date of Payment           Factor         Date of Payment    Factor
---------------           ------         ---------------    ------
[January  1998             148               July 2011        48
February 1998              147               July 2012        48
March 1998                 146               July 2013        48
April 1998                 145               July 2014        36
May 1998                   144               July 2015        36
June 1998                  143               July 2016        36
July 1998                  142               July 2017        36
August 1998                141               July 2018        36
September 1998             140               July 2019        24
October 1998               139               July 2020        24
November 1998              138               July 2021        24
December 1998              137               July 2022        24
                                             July 2023        24
July 1999                  130               July 2024        12
July 2000                  118               July 2025        12
July 2001                  106               July 2026        12
July 2002                   94               July 2027        12
July 2003                   82               July 2028        12
July 2004                   70               July 2029        12
July 2005                   58               July 2030        12
July 2006                   48               July 2031        12
July 2007                   48               July 2032        12
July 2008                   48               July 2033        12
July 2009                   48               June 2034        12
July 2010                   48               July 2034         0]



Signed for the Company at Our Home Office, Cedar Rapids, Iowa.


          /s/ Craig D. Vermie                 /s/ Larry N. Norman
            Secretary                           President

                           PFL LIFE INSURANCE COMPANY

                             FIXED ANNUITY PAYMENT
                         LIFE WITH EMERGENCY CASH RIDER

This rider is issued as part of Your qualified Contract. It explains the Life with Emergency Cash payment option You selected. With the Life with Emergency Cash option, payments are made for the Annuitant's lifetime. You also have the right to surrender the Contract for the Emergency Cash Benefit, and there is a death benefit up to certain ages.

DEFINITIONS

Emergency Cash Benefit

The Emergency Cash Benefit is the amount You will receive if You elect to surrender Your Contract after the Right to Cancel Period. The Emergency Cash Benefit is available through age 100 of the Annuitant, or age 100 of the younger Annuitant, if joint. The Emergency Cash Benefit is determined at any time by multiplying the current fixed Annuity Payment by the applicable Surrender Factor provided on the attached Emergency Cash Benefit Schedule, less any applicable surrender charges.

Death Benefit

A death benefit will be paid upon the death of the Annuitant or last surviving Annuitant, if joint. The death benefit will be paid if the Annuitant, or last surviving Annuitant, if joint, dies before the IRS Age Limitation Date shown on the Emergency Cash Benefit Schedule. The amount of the death benefit is determined the same way as the Emergency Cash Benefit, by multiplying the current fixed Annuity Payment by the applicable Surrender Factor, however there is no surrender charge. The Surrender Factor should be the one immediately preceding the last Annuitant's death. No additional payments will be made after payment of the death benefit.

Surrender Factor

The Surrender Factor is used to determine the amount that is available to surrender and is included on the Emergency Cash Benefit Schedule. As each Annuity Payment is made, the Surrender Factor is reduced by one. There are certain ages of the youngest Annuitant where We guarantee a minimum factor shown in the table below.

Age                        Minimum Factor Guarantee
---                        ------------------------
[Current to age 80               [48]

Age 80 to age 85                 [36]

Age 85 to age 90                 [24]

Age 90 to age 101                [12]

Age 101                          [0]]


Emergency Cash Benefit Schedule

This schedule includes the Surrender Factor used to calculate Your actual Emergency Cash Benefit.

RECQ FAP 1200

PROVISIONS

[Transfers

You may transfer all or part of your variable Annuity Payment to your fixed Annuity Payment. If a transfer to Your fixed Annuity Payment is made, we will adjust your Surrender Factor and issue a new Life with Emergency Cash Rider to you.]

Surrenders

You may withdraw or surrender all or part of the Emergency Cash Benefit. Partial surrenders must be at least $2,500. If You withdraw only a portion of Your Emergency Cash Benefit, Your fixed Annuity Payment will be reduced by the same percentage. For example, if You withdraw 25% of Your Emergency Cash Benefit, all future payments will be reduced by 25%. Partial withdrawals also reduce the amount available for future withdrawals and the death benefit.

Surrender Charge

The following surrender charges are applicable to surrenders in the first 4 years:

Surrenders in        Charge
-------------        ------

Year 1                 [4%] of premium

Year 2                 [3%] of premium

Year 3                 [2%] of premium

Year 4                 [1%] of premium

Year 5 and thereafter  [No surrender charge]


You should consult Your tax advisor prior to making any withdrawals.

                             Fixed Annuity Payment

                        Emergency Cash Benefit Schedule


Owner: [John Jones]                        Date of Illustration: [July 15,1997]

Annuitants: [John Jones, date of birth June 21, 1933]
            [Mary Jones, date of birth July 21, 1930]
IRS Age Limitation Date: [June 1, 2020] (i)
Premium Allocated to Life with Emergency Cash: [$100,000]
First Payment Date: [January 1, 1998]
Annuity Payment Frequency: [Monthly]


                   Surrender                          Surrender
Date of Payment      Factor        Date of Payment      Factor
---------------      ------        ---------------      ------
[January  1998         148            July 2011           48
February 1998          147            July 2012           48
March 1998             146            July 2013           48
April 1998             145            July 2014           36
May 1998               144            July 2015           36
June 1998              143            July 2016           36
July 1998              142            July 2017           36
August 1998            141            July 2018           36
September 1998         140            July 2019           24
October 1998           139            July 2020           24
November 1998          138            July 2021           24
December 1998          137            July 2022           24
                                      July 2023           24
July 1999              130            July 2024           12
July 2000              118            July 2025           12
July 2001              106            July 2026           12
July 2002               94            July 2027           12
July 2003               82            July 2028           12
July 2004               70            July 2029           12
July 2005               58            July 2030           12
July 2006               48            July 2031           12
July 2007               48            July 2032           12
July 2008               48            July 2033           12
July 2009               48            June 2034           12
July 2010               48            July 2034            0]

(i) There is no death benefit payable after this date. The IRS Age Limitation Date is based on IRS Life Expectancy Tables V and VI.

Signed for the Company at Our Home Office, Cedar Rapids, Iowa.


       /s/ Craig D. Vermie                /s/ Larry N. Norman
           Secretary                          President